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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Vectra Banking Corporation:

  We consent to the use of our report dated January 31, 1997 on the consolidated financial statements of Vectra Banking Corporation as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

November 18, 1997
Denver, Colorado